Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
STATEMENTS OF OPERATIONS

The Unaudited Pro Forma Combined Consolidated Statements of Operations, or the pro forma income statements, combine the historical consolidated financial statements of Macquarie Infrastructure Company LLC (“the Company”) and IMTT Holdings Inc. and Subsidiaries (“IMTT”) to illustrate the effects of: (a) the acquisition of the remaining 50% interest in IMTT that the Company did not previously own, which was completed on July 16, 2014 (the “IMTT Acquisition”) and the change from the Company’s 50% investment in IMTT, which was accounted for under the equity method of accounting, to 100% consolidation of IMTT; and (b) the financing of the cash consideration thereof with a portion of the proceeds from the public offerings of limited liability company interests and convertible senior notes. The pro forma income statements are based on, and should be read in conjunction with the:

• accompanying notes to the pro forma income statements;

• consolidated financial statements of the Company for the year ended December 31, 2013 and the nine months ended September 30, 2014 and the notes relating thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the nine month period ended September 30, 2014; and

• consolidated financial statements of IMTT for the year ended December 31, 2013 and six months ended June 30, 2014 and the notes relating thereto, included elsewhere in this Form 8-K.

The historical consolidated financial statements have been adjusted in the pro forma income statements to give effect to pro forma events that are (1) directly attributable to the IMTT Acquisition, (2) factually supportable and (3)  expected to have a continuing impact on the combined results. The pro forma income statements for the year ended December 31, 2013 and the nine months ended September 30, 2014, give effect to the IMTT Acquisition as if it occurred on January 1, 2013.

The pro forma income statements have been prepared using the acquisition method of accounting under existing United States Generally Accepted Accounting Principles, or GAAP, and the regulations of the SEC. The Company is the acquirer in the IMTT Acquisition for accounting purposes.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the pro forma income statements have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. These adjustments are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the nine month period ended September 30, 2014.

The pro forma income statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations would have been had the IMTT Acquisition been completed on the dates indicated. The Company has incurred and expects to incur additional costs to integrate the Company’s and IMTT’s businesses. The pro forma income statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma income statements do not purport to project the future results of operations of the combined company.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED INCOME STATEMENT FOR THE
YEAR ENDED DECEMBER 31, 2013

	Year Ended December 31, 2013

		IMTT (100%)	Proforma
($ in thousands, except share and per share data)	As Reported	Standalone	Adjustments		Proforma
		(unaudited)

Revenue
Service revenue	$770,360	$513,902	$-		$1,284,262
Product revenue	267,096	-	-		267,096
Financing and equipment lease income	3,563	-	-		3,563
Total revenue	1,041,019	513,902	-		1,554,921
Costs and expenses
Cost of services	434,177	233,388	-		667,565
Cost of product sales	185,843	-	-		185,843
Gross profit	420,999	280,514	-		701,513
Selling, general and administrative	210,060	32,729	-		242,789
Fees to manager - related party	85,367	-	-		85,367
Depreciation	39,150	74,154	44,711	(a)	158,015
Amortization of intangibles	34,651	1,937	9,047	(b)	45,635
Loss from customer contract termination	5,906	-	-		5,906
Loss on disposal of assets	226	-	-		226
Total operating expenses	375,360	108,820	53,758		537,938
Operating income	45,639	171,694	(53,758)		163,575
Other income (expense)
Interest income	204	-	-		204
Interest expense	(37,044)	(24,572)	(12,981	) (c)	(74,597)
Loss on extinguishment of debt	(2,472)	-	-		(2,472)
Equity in earnings and amortization charges of investee	39,115	-	(39,115	) (d)	-
Other income, net	681	2,133	-		2,814
Net income before income taxes	46,123	149,255	(105,854)		89,524
Provision for income taxes	(18,043)	(61,149)	44,170	(e)	(35,022)
Net income	$28,080	$88,106	$(61,684)		$54,502
Less: net (loss) income attributable to noncontrolling interests	(3,174)	251	-		(2,923)
Net income attributable to MIC LLC	$31,254	$87,855	$(61,684)		$57,425

Basic income per share attributable to MIC LLC interest holders	$0.61				$0.91
Weighted average number of shares outstanding: basic	51,381,003				63,110,326 (f)

Diluted income per share attributable to MIC LLC interest holders	$0.61				$0.91
Weighted average number of shares outstanding: diluted	51,396,146				63,125,469 (f)

The accompanying notes are an integral part of these statements.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED INCOME STATEMENT FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2014

	Nine Months Ended September 30, 2014

		IMTT (100%)	Proforma
($ in thousands, except share and per share data)	As Reported	Standalone (g)	Adjustments		Proforma
		(unaudited)

Revenue
Service revenue	$725,623	$311,533	$-		$1,037,156
Product revenue	218,317	-	-		218,317
Financing and equipment lease income	1,836	-	-		1,836
Total revenue	945,776	311,533	-		1,257,309
Costs and expenses
Cost of services	386,927	140,080	-		527,007
Cost of product sales	148,651	-	-		148,651
Gross profit	410,198	171,453	-		581,651
Selling, general and administrative	189,797	20,144	(12,846	) (h)	197,095
Fees to manager - related party	153,990	-	-		153,990
Depreciation	60,540	40,922	24,219	(a)	125,681
Amortization of intangibles	29,590	-	4,901	(b)	34,491
Loss from customer contract termination	1,269	-	-		1,269
Loss on disposal of assets	886	-	-		886
Total operating expenses	436,072	61,066	16,274		513,412
Operating (loss) income	(25,874)	110,387	(16,274)		68,239
Other income (expense)
Dividend income	257	-	-		257
Interest income	105	-	-		105
Interest expense	(48,522)	(16,375)	(7,028	) (c)	(71,925)
Loss on extinguishment of debt	(90)	-	-		(90)
Equity in earnings and amortization charges of investee	26,079	-	(26,147	) (d)	(68)
Gain from acquisition/divestiture of businesses	1,027,054	-	(948,137	) (i)	78,917
Other income, net	3,078	1,978	-		5,056
Net income before income taxes	982,087	95,990	(997,586)		80,491
Benefit (provision) for income taxes	38,491	(38,265)	(36,439	) (e)	(36,213)
Net income	$1,020,578	$57,725	$(1,034,025)		$44,278
Less: net (loss) income attributable to noncontrolling interests	(481)	229	-		(252)
Net income attributable to MIC LLC	$1,021,059	$57,496	$(1,034,025)		$44,530

Basic income per share attributable to MIC LLC interest holders	$16.92				$0.74
Weighted average number of shares outstanding: basic	60,354,086				60,354,086 (f)

Diluted income per share attributable to MIC LLC interest holders	$16.61				$0.74
Weighted average number of shares outstanding: diluted	61,546,181				60,366,761 (f)

The accompanying notes are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF OPERATIONS

(a) Represents additional depreciation on fixed asset associated with the preliminary allocation of the purchase price for the IMTT Acquisition.

(b) Represents the adjustment to the amortization of software and customer relationships, straight-lined over a life of five years and a weighted average twenty eight years, respectively.

(c) Primarily represents the interest expense incurred from the outstanding convertible senior notes of the Company and the amortization of deferred financing costs incurred in connection with the convertible senior notes, the undrawn MIC Holding Company senior secured revolving credit facility and the amended IMTT revolving credit facilities.

(d) Represents the adjustment to remove the Company’s share (50%) of IMTT’s income accounted for under the equity method of accounting.

(e) Represents the adjustment to record the expected tax expense based on an estimated combined statutory federal and state tax rate of 39.12% for the year ended December 31, 2013 and 44.99% for the nine months ended September 30, 2014.

(f) Both basic and diluted weighted average shares outstanding include the shares offered in connection with the equity offering by the Company that funded a portion of the consideration for the IMTT Acquisition and the shares issued to the seller as part of the consideration for the IMTT Acquisition.

(g) Represents the financial results for IMTT prior to July 16, 2014, the date of the IMTT Acquisition.

(h) Primarily represents transactional costs associated with the IMTT Acquisition.

(i) Represents the gain from IMTT Acquisition from the remeasuring to fair value of the Company’s previous 50% ownership interest.